Exhibit 99.1

Charah Solutions, Inc. Announces Second Quarter 2018 Financial Results

Record Revenue of $195.7 Million, 163% Increase Year Over Year

Comprehensive Suite of Management and Recycling Services Drives Profitable Growth

Gross Leverage Reduced to 2.8X LTM EBITDA Following Debt Repayment with Net Proceeds of IPO

Louisville, KY – August 14, 2018 – Charah Solutions, Inc. (NYSE: CHRA), a leading provider of mission-critical environmental and maintenance services to the power generation industry, today announced financial results for its second quarter ended June 30, 2018. Revenues were $195.7 million, compared to $74.4 million for the same period in 2017. Net income was $3.2 million and adjusted EBITDA1 was $26.0 million for the second quarter of 2018.

“Our second quarter performance marked a strong start to Charah’s new era as a public company,” said Charles Price, President and Chief Executive Officer of Charah. “We generated record revenue, driven by the addition of our Nuclear Services division within the Maintenance & Technical Services segment, strong organic growth in our core businesses and the successful acquisition and integration of SCB International. We are uniquely positioned as the industry’s only broad-based environmental and maintenance services provider to capitalize on a number of attractive growth opportunities in our pipeline as we continue to increase market share and expand our offerings to grow on-site services. Going forward, we are focused on strengthening our position as the market leader in environmental and maintenance services to the power generation industry and creating long-term value for our stockholders.”

KEY HIGHLIGHTS FOR THE SECOND QUARTER 2018

For the three months ended June 30, 2018, Charah generated revenue of $195.7 million, a 163% increase year over year. Gross profit increased 49% year over year to $30.5 million.

Environmental Solutions Segment: Environmental Solutions generated record revenue of $90.1 million, an increase of 46% from the second quarter a year ago, reflecting both growing ash sales and the impact of the SCB acquisition on volumes of materials sold. Gross profit increased $4.6 million, or 26%, for the three months ended June 30, 2018 to $22.1 million from $17.5 million for the three months ended June 30, 2017.

Maintenance & Technical Services Segment: Maintenance & Technical Services increased revenue to $105.6 million from $12.8 million in the same quarter a year ago. Gross profit increased $5.5 million, or 183%, for the three months ended June 30, 2018 to $8.5 million from $3.0 million for the three months ended June 30, 2017. The increases in revenue and gross profit were primarily attributable to the increased maintenance activities performed at the largest fleet of nuclear power plants in the United States.

General and administrative expense increased $11.5 million for the three months ended June 30, 2018 to $18.9 million from $7.5 million for the three months ended June 30, 2017. The increase was primarily attributable to additional expenses associated with the addition of Nuclear Services and SCB, notably $4.3 million in one-time, non-recurring and non-operating costs.

From its completed IPO, Charah received net proceeds of approximately $59.2 million, prior to deducting offering expenses and after deducting underwriting discounts. A portion of the proceeds was used to repay approximately $40.0 million of long-term debt, which reduced gross leverage to 2.8X LTM EBITDA.

[1]	Adjusted EBITDA is a non-GAAP financial measure and the reconciliation is included below.

ADDITIONAL BUSINESS UPDATES FOR THE THIRD QUARTER 2018

Following Charah’s acquisition of SCB, which was completed in the first quarter of 2018, the Company expects to open two facilities in the third quarter that will use SCB’s grinding and thermal beneficiation technologies to produce high-quality recycled products at a fraction of the cost of the competition.

The Company completed seven outages at nuclear power plants year-to-date and a total of 11 since it began providing maintenance services to nuclear plants in the third quarter of 2017, and expects to perform an additional seven outages in the second half of 2018.

CONFERENCE CALL

Charah will host a conference call at 8:30 a.m. ET today to discuss the second quarter results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Participants may access the conference call live via webcast on the Investor Relations section of the Charah website at ir.charah.com. To participate via telephone, please dial (866) 393-4306 within the United States or (734) 385-2616 outside the United States, approximately 15 minutes prior to the scheduled start time. The conference ID for the call is 2358208 or “Charah Earnings”.

A webcast replay will be available on the Investor Relations section of the Charah website at ir.charah.com after 12:00 p.m. ET on Tuesday, August 14, 2018. In addition, an audio replay will be available for one week following the call and will be accessible by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 2358208.

ABOUT CHARAH SOLUTIONS

With 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry, with operations in coal-fired and nuclear power generation sites across the country. Based in Louisville, Kentucky, Charah assists utilities with all aspects of managing and recycling ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for coal and nuclear energy providers. The company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the timing of planned capital expenditures, availability of acquisitions, economic and competitive conditions, the condition of the capital markets generally, as well as the Company’s ability to access them and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA margin are not financial measures determined in accordance with GAAP.

Charah defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, equity-based compensation, elimination of certain legacy expenses, amounts from a non-acquired business line and transaction related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenues.

Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. Management excludes the items listed above from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within Charah’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Charah’s presentation of Adjusted EBITDA should not be construed as an indication that the Company’s results will be unaffected by the items excluded from Adjusted EBITDA. Charah’s computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. Charah uses Adjusted EBITDA margin to measure the success for the Company’s business in managing its cost base and improving profitability. A reconciliation between Adjusted EBITDA to net income, Charah’s most directly comparable financial measure calculated and presented in accordance with GAAP, along with the Company’s Adjusted EBITDA margin is included in the supplemental financial data attached to this press release.

Investor Contact

Charles W. Price

Charah Solutions, Inc.

(502) 245-1353

Media Contact

Ed Trissel / Kate Clark / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

CHARAH SOLUTIONS, INC.

Condensed Consolidated & Combined Balance Sheets

(dollars in thousands unless otherwise indicated)

(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash	$14,998	$32,264
Trade accounts receivable	58,364	47,227
Receivable from affiliates	120	38
Costs and estimated earnings in excess of billings (“CIE”)	30,264	7,959
Inventory	20,902	1,666
Prepaid expenses and other current assets	6,899	4,644

Total current assets	131,547	93,798
Property and equipment:
Plant, machinery and equipment	68,321	42,565
Structural fill site improvements	55,760	55,760
Vehicles	15,670	16,478
Office equipment	712	638
Buildings and leasehold improvements	239	240
Structural fill sites	7,110	7,110

Total property and equipment	147,812	122,791
Less accumulated depreciation and amortization	(38,159)	(22,861)

Property and equipment, net	109,653	99,930
Other assets:
Trade name, net	34,931	34,330
Customer relationship, net	68,513	71,032
Technology, net	2,080	—
Non-compete and other agreements, net	1,319	—
Other intangible assets, net	75	87
Goodwill	76,431	73,468
Other assets	2,030	—
Equity method investments	5,354	5,006

Total assets	$431,933	$377,651

Liabilities and members’ equity
Current liabilities:
Accounts payable	$24,322	$15,247
Billings in excess of costs and estimated earnings (“BIE”)	7,099	15,882
Notes payable, current maturities	8,185	19,996
Accrued payroll and bonuses	17,982	16,036

	June 30, 2018	December 31, 2017
Asset retirement obligation	1,086	1,072
Purchase option liability, current portion	5,061	5,061
Accrued expenses	13,070	7,959
Other liabilities	—	198

Total current liabilities	76,805	81,451
Long-term liabilities:
Purchase option liability, less current portion	17,653	20,183
Contingent earnout liability	15,000	—
Deferred tax liability	1,919	—
Notes payable, less current maturities	216,588	227,698

Total liabilities	327,965	329,332
Commitments and contingencies (see Note 11)
Stockholders’ and members’ equity
Retained earnings	22,341	18,316
Common Stock—Charah Solutions, Inc.—$0.01 par value; 200,000,000 shares authorized, 29,082,988 shares issued and outstanding	291	—
Additional paid in capital—Charah Solutions, Inc.	80,450	—
Members’ interest—Charah, LLC Series A, no par, 200,000,000 members’ interest authorized (104,109,890 issued and outstanding) as of December 31, 2017. Series B, no par, 100,000,000 members’ interest authorized (35,199,063 issued and outstanding) as of December 31, 2017	—	19,718
Members’ interest—Allied Power Management, LLC, Series A, no par, 200,000,000 members’ interest authorized (7,210,555 issued and outstanding) as of December 31, 2017. Series B, no par, 100,000,000 members’ interest authorized (2,437,855 issued and outstanding) as of December 31, 2017	—	9,687

Total stockholders’ and members’ equity	103,082	47,721
Non-controlling interest	886	598

Total equity	103,968	48,319

Total liabilities and equity	$431,933	$377,651

CHARAH SOLUTIONS, INC.

Condensed Consolidated & Combined Statements of Income

(dollars in thousands unless otherwise indicated)

(Unaudited)

	Successor				Predecessor
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Period from January 13, 2017 through June 30, 2017	Period from January 1, 2017 through January 12, 2017
Revenue	$195,723	$74,404	$351,252	$133,369	$9,130
Cost of sales	165,174	53,910	301,605	97,146	7,301

Gross profit	30,549	20,494	49,647	36,223	1,829
General and administrative expenses	18,937	7,463	33,319	13,979	3,170

Operating income (loss)	11,612	13,031	16,328	22,244	(1,341)
Interest expense	(5,543)	(1,728)	(9,674)	(2,783)	(4,181)
Income from equity method investment	699	270	1,286	477	48

Income (loss) before income taxes	6,768	11,573	7,940	19,938	(5,474)
Income tax expense	2,906	—	2,906	—	—

Net income (loss)	3,862	11,573	5,034	19,938	(5,474)
Less income attributable to non-controlling interest	642	802	1,009	1,072	54

Net income (loss) attributable to Charah Solutions, Inc.	$3,220	$10,771	$4,025	$18,866	$(5,528)

Basic earnings (losses) per share	$0.13	$0.45	$0.17	$0.80	N/A
Diluted earnings (losses) per share	$0.13	$0.44	$0.16	$0.77	N/A
Pro forma net income (loss) information (see Note 1):
Net income (loss) attributable to Charah Solutions, Inc. before provision for income taxes	$6,126	$10,771	$6,931	$18,866	$(5,528)
Pro forma provision for income taxes	1,517	4,093	1,720	7,169	(2,101)

Pro forma net income (loss) attributable to Charah Solutions, Inc.	$4,609	$6,678	$5,211	$11,697	$(3,427)

CHARAH SOLUTIONS, INC.

Condensed Consolidated & Combined Statements of Cash Flows

(dollars in thousands unless otherwise indicated)

(Unaudited)

	Successor		Predecessor
	Six Months Ended June 30, 2018	Period from January 13, 2017 through June 30, 2017	Period from January 1 2017, through January 12, 2017
Cash flows from operating activities:
Net income (loss)	$5,034	$19,938	$(5,474)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	17,135	12,799	763
Amortization of debt issuance costs	784	305	—
Deferred income tax expense	1,919	—	—
Loss on sale of assets	582	169	123
Income from equity method investment	(1,286)	(477)	(48)
Distributions received from equity investment	938	651	—
Non-cash share-based compensation	1,403	141	—
Payment related to deferred stock plan	—	(18,888)	—
Gain on interest rate swap	(2,228)	—	—
Increase (decrease) in cash due to changes in:
Trade accounts receivable	(5,289)	9,494	(3,977)
Receivable from affiliates	(82)	(474)	—
Costs and estimated earnings in excess of billing	(22,305)	(6,454)	2,185
Inventory	(825)	(390)	278
Prepaid expenses and other current assets	(2,126)	(1,604)	71
Accounts payable	8,587	(7,420)	4,380
Billings in excess of costs and estimated earnings	(8,783)	3,007	6
Accrued payroll and bonuses	1,946	(518)	(318)
Asset retirement obligation	14	135	—
Accrued expenses	2,396	3,940	(2,407)

Net cash (used in) provided by operating activities	(2,186)	14,354	(4,418)
Cash flows from investing activities:
Proceeds from the sale of equipment	1,102	314	—
Purchases of property and equipment	(8,233)	(4,438)	—
Payments for business acquisitions, net of cash received	(19,983)	—	—
Purchase of intangible assets	(31)	—	—
Decrease (increase) in restricted cash	—	2,753	—

	Successor		Predecessor
	Six Months Ended June 30, 2018	Period from January 13, 2017 through June 30, 2017	Period from January 1 2017, through January 12, 2017
Net cash used in investing activities	(27,145)	(1,371)	—

Cash flows from financing activities:
Net (payments) proceeds on line of credit	—	(43,801)	4,605
Proceeds from long-term debt	8,400	145,508	298
Principal payments on long-term debt	(45,547)	(122,299)	(440)
Payments of offering costs	(8,622)	—	—
Proceeds from note payable to related party, net	—	25,230	—
Issuance of common stock	59,241	—	—
Distributions to non-controlling interest	(721)	(840)	—
Distributions to members	(686)	(15,498)	—

Net cash provided by (used in) financing activities	12,065	(11,700)	4,463

Net (decrease) increase in cash	(17,266)	1,283	45
Cash, beginning of period	32,264	1,046	1,001

Cash, end of period	$14,998	$2,329	$1,046

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$11,163	$3,167	$104

CHARAH SOLUTIONS, INC.

Financial Reconciliation: GAAP to Non-GAAP

(dollars in thousands unless otherwise indicated)

(Unaudited)

	Successor(1)				Predecessor(2)
	Three Months Ended June 30,		Six Months Ended June 30, 2018	Period from January 13, 2017 through June 30, 2017	Period from January 1, 2017 through January 12, 2017
	2018	2017
			(in thousands)
Net income (loss) attributable to Charah Solutions, Inc.	$3,220	$10,771	$4,025	$18,866	$(5,528)
Interest expense	5,543	1,728	9,674	2,783	4,181
Income tax expense	2,906	—	2,906	—	—
Depreciation and amortization	8,704	6,642	17,135	12,799	763
Elimination of certain non-recurring and non-operating legal costs(3)	2,489	19	5,169	19	—
Elimination of certain non-recurring startup costs(4)	688	447	1,480	447	—
Equity-based compensation	1,292	85	1,403	141	—
Transaction related expenses and other items	1,157	212	1,569	276	162

Adjusted EBITDA	$25,999	$19,904	$43,361	$35,331	$(422)

Adjusted EBITDA margin(5)	13.3%	26.8%	12.3%	26.5%	(4.6)%

(1)

The successor columns represent the combined financial information of Charah and Allied for the period from January 13, 2017 through June 30, 2017 and January 1, 2018 through June 30, 2018 as applicable, as reflected in our financial statements included elsewhere in this Quarterly Report. The predecessor and successor columns together represent our accounting Predecessor for purposes of this Quarterly Report.

(2)

The predecessor columns represent the financial information of Charah for the period from January 1, 2017 through January 12, 2017 as reflected in our audited financial statements included elsewhere in this Quarterly Report. The predecessor and successor columns together represent our accounting Predecessor for purposes of this Quarterly Report.

(3)

For the three and six months ended June 30, 2018, represents non-recurring legal expenses associated with the lawsuit filed by APTIM Corp. against Allied in July 2017. As a result, these costs will be non-recurring following the resolution of the APTIM litigation and are not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(4)

Represents non-recurring start-up costs associated with the startup of Allied and our nuclear services offerings, including the setup of financial operations systems and modules, pre-contract expenses to obtain initial contracts and the hiring of operational staff. Because these costs are associated with the initial setup of the Allied business to initiate the operations involved in our nuclear services offerings, these costs are non-recurring in the normal course of our business.

(5)

Adjusted EBITDA margin is a non-GAAP measure that represents the ratio of Adjusted EBITDA to total revenues. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.